FIRST MERCHANTS CAPITAL TRUST III

Fixed Rate Capital Securities

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.  ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY (A “PLAN ASSET ENTITY”), AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN, MAY ACQUIRE OR HOLD THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR THE REQUIREMENTS OF U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1 ARE SATISFIED SUCH THAT NEITHER THE CAPITAL SECURITIES CERTIFICATE HELD BY THE PURCHASER OR HOLDER NOR THE UNDERLYING ASSETS OF THE ISSUER TRUST CONSTITUTE “PLAN ASSETS” UNDER ERISA OR THE CODE. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH “PLAN ASSETS” OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING OR U.S. DEPARTMENT OF LABOR REGULATION SECTION 2550.401c-1.

1503625 (4690-92131)

Certificate Number P-1                                                                                     Number of Capital Securities 46,400

Certificate Evidencing Capital Securities

of

First Merchants Capital Trust III

Fixed Rate Capital Securities

 (liquidation amount $1,000 per Capital Security)

First Merchants Capital Trust III, a statutory trust created under the laws of the State of Delaware (the “Issuer Trust”), hereby certifies that the United States Department of the Treasury (the “Holder”) is the registered owner of Forty-Six Thousand Four Hundred (46,400) Capital Securities of the Trust representing an undivided preferred beneficial interest in the assets of the Trust and designated the First Merchants Capital Trust III Fixed Rate Capital Securities (liquidation amount $1,000 per Capital Security) (the “Capital Securities”). Subject to the terms of the Trust Agreement (as defined below), the Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Declaration of Trust and Trust Agreement of the Issuer Trust, dated as of June 30, 2010, as the same may be amended from time to time (the “Trust Agreement”), among First Merchants Corporation, as Depositor, U.S. Bank Trust National Association, as Property Trustee, U.S. Bank Trust National Association, as Delaware Trustee, and the Holders of Trust Securities. The Holder is entitled to the benefits of the Guarantee Agreement, dated as of June 30, 2010, as the same may be amended from time to time (the “Guarantee Agreement”), by and between First Merchants Corporation, as Guarantor, and U.S. Bank Trust National Association, as Guarantee Trustee, to the extent provided therein. The Issuer Trust will furnish a copy of the Issuer Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this 30th day of June, 2010.

FIRST MERCHANTS CAPITAL TRUST III

By:	/s/ Mark K. Hardwick
Name: Mark K. Hardwick
Title: Administrative Trustee

1503625 (4690-92131)

PROPERTY TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Capital Securities referred to in the above mentioned Trust Agreement.

Dated:  June 30, 2010

U.S. BANK TRUST NATIONAL ASSOCIATION, as Property Trustee

By:  /s/ Annette Morgan

      Authorized Signatory

1503625 (4690-92131)

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to: ____________________________________________________________________ ____________________________ (Insert assignee’s social security or tax identification number) ______________________ (Insert address and zip code of assignee) and irrevocably appoints ______________________________________________________ agent to transfer this Capital Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ___________________

Signature:

(Sign exactly as your name appears on the other side of this Capital Security Certificate) The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.